Exhibit 31.1

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER

I, Lishan Aklog, M.D., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of PAVmed Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 10, 2017	By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D., Chief Executive Officer (Principal Executive Officer)